                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report:   August 26, 1999
                       (Date of earliest event reported)



                      BELL ATLANTIC - PENNSYLVANIA, INC.
            (Exact name of registrant as specified in its charter)


Pennsylvania                                       1-6393                        23-0397860
(State or other jurisdiction of incorporation)     (Commission file number)      (I.R.S. employer identification no.)

1717 Arch Street - 32nd floor
Philadelphia, Pennsylvania                                        19103
(Address of principal executive offices)                        (Zip code)


    Registrant's telephone number, including area code:       (215) 466-9900



                                 Not Applicable
         (Former name or former address, if changed since last report)
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Item 5.  Other Events
         ------------

On August 26, 1999, the Pennsylvania Public Utility Commission adopted a motion in its multi-party global telecommunications settlement proceeding which purported to resolve issues in a number of contentious telecommunications regulatory dockets. Certain aspects of the motion are discussed below. We expect that the Commission will issue an Order based upon the motion, which will then be effective and appealable, by the end of September.

1. The motion requires a structural separation of the wholesale and retail operations of Bell Atlantic - Pennsylvania. Within 60 days of the Order we must file a "plan that creates a separate affiliate to supply retail telecommunications services." Until structural separation is completed, we are to implement a "functional separation" of our wholesale and retail business operations.

2. The motion requires us to reduce annual intrastate access charges by $32 million upon entry of the Order and an additional $32 million upon FCC approval of Bell Atlantic's application for entry into the in-region long distance market in Pennsylvania, or one year after the Order, whichever is sooner. The first $32 million reduction is covered by inflation-based and productivity-based reductions already due under the Commission's Alternative Regulation Plan, which is a price cap regulatory plan.

3. As a condition to Commission support of Bell Atlantic's entry into the in-region long distance market in Pennsylvania, the motion sets additional requirements for testing of our operations support systems. We must also show that we have fully implemented the terms of the Order.

4. The motion requires reductions in rates for unbundled network elements we offer to competitors. We must offer an unbundled network element platform (UNE-
P) for local and ISDN service to all residential customers and to business customers generating annual revenues to us of $80,000 or less. Beginning in 2004, we may petition for exemption from the UNE-P requirement on a central-office-by-central-office basis.

5. The motion declares business services competitive, and therefore largely deregulated under the Alternative Regulation Plan, for customers generating annual revenues to us of $80,000 or more where local number portability (LNP) has been implemented. The motion permits us to reduce the $80,000 threshold at specified periods following LNP availability to other business customers. IntraLATA toll service will be declared competitive upon FCC approval of Bell Atlantic's application for entry into the in-region long distance market in Pennsylvania.

6. The motion sets up a universal service fund for the benefit of local exchange carriers other than us and GTE Corporation. The fund size is based upon our projected annual contributions of approximately $12 million, but with no cap on our contribution.

7. The motion provides that, as a matter of state law and policy, Internet-bound traffic will continue to be treated as local traffic for purposes of reciprocal compensation we must pay to other carriers.

8. The motion refers performance standards, measurement and remedy issues to a separate docket. The Commission is expected to review an administrative law judges' recommended decision in that docket by the end of September.
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SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            BELL ATLANTIC - PENNSYLVANIA, INC.


                            By: /s/ Edwin F. Hall
                               --------------------------------------------
                               Edwin F. Hall
                               Chief Financial Officer and Controller



Date:  September 10, 1999